EXHIBIT 99.1

Steelcase Reports Second Quarter Results -- Results Include Strong Revenue Growth in Americas

GRAND RAPIDS, Mich., Sept. 21, 2011 (GLOBE NEWSWIRE) -- Steelcase Inc. (NYSE:SCS) today reported second quarter revenue of $700.5 million and net income of $11.9 million, or $0.09 per share. Excluding restructuring costs, adjusted earnings equaled $0.15 per share. Revenue was ahead of company estimates, but earnings per share were negatively impacted by a decrease in the cash surrender value of variable life company owned life insurance (COLI). Steelcase reported $599.8 million of revenue and earnings of $0.02 per share in the second quarter of the prior year.

Organic revenue growth in the second quarter was 17 percent after adjusting for the negative impact of $35 million associated with the deconsolidation of IDEO, approximately $19 million related to favorable currency translation effects and $18 million from a dealer acquisition completed earlier in the year. The Americas had 26 percent organic growth over prior year while EMEA declined organically by 2 percent.

"Our Americas segment had an outstanding quarter, with its adjusted operating margin nearly reaching 10 percent," said James P. Hackett, president and CEO. "Growth was strong, with almost every vertical market in North America reporting double-digit revenue growth over prior year, and our new products continue to gain traction in the market."

Current quarter operating income of $25.4 million represents an improvement of $18.9 million over the prior year. Excluding restructuring costs, second quarter adjusted operating income of $37.7 million nearly doubled compared to prior year adjusted operating income of $19.5 million. The improvement was driven largely by organic revenue growth but impacted by higher commodity costs of approximately $11 million and the deconsolidation of IDEO.

Cost of sales was 69.7 percent of revenue in the current quarter, flat with the prior year. Higher commodity costs and the impact of deconsolidating IDEO were offset by higher absorption of fixed costs associated with the revenue growth in the quarter.

Operating expenses in the second quarter were $174.9 million compared with $162.8 million in the prior year. The increase was largely due to higher variable compensation expenses, currency translation effects and a dealer acquisition, partially offset by the impact of deconsolidating IDEO.

Interest expense was $7.6 million in the current quarter which included $3.6 million of interest expense associated with $250 million of senior notes which were repaid during August.

Investment income decreased $4.7 million in the current quarter compared to the prior year primarily due to variable life COLI losses of $2.2 million which compared to variable life COLI income of $1.6 million in the prior year.

Cash, short-term investments and the cash surrender value of variable life COLI totaled $265.6 million and total debt was $292.7 million at the end of the second quarter.

The Board of Directors of Steelcase Inc. today declared a quarterly cash dividend of $0.06 per share to be paid on or before October 14, 2011 to shareholders of record as of October 3, 2011.

"The operating leverage associated with the year-over-year organic revenue growth remained strong again this quarter within the Americas," said David C. Sylvester, senior vice president and CFO. "EMEA's operating results continue to reflect mixed demand across the region but were also negatively impacted by normal seasonality and higher operating costs."

Outlook

Second quarter orders reflected growth compared to the prior year across the Americas, EMEA and the Other category. The company expects third quarter fiscal 2012 revenue to be in the range of $690 to $715 million. This estimate includes an assumption of approximately $12 million from favorable currency translation effects compared to the prior year, as well as revenue from a dealer acquisition completed during May 2011. The company reported revenue of $672.6 million in the third quarter of fiscal 2011, which included $37 million of revenue from IDEO and a divestiture of a small division at PolyVision. Adjusting for these impacts, the company projects organic revenue growth in the range of 4 to 7 percent over the prior year.

Steelcase expects to report earnings between $0.15 and $0.19 per share for the third quarter of fiscal 2012, including restructuring costs of approximately $0.02 per share. These estimates also contemplate approximately $9 million of higher commodity costs compared to the prior year. Steelcase reported earnings of $0.14 per share in the third quarter of fiscal 2011.

Mr. Hackett concluded, "Our outlook reflects moderating growth – in part because we are beginning to compare our results to strong quarters in the prior year and also due to the broader economic uncertainty. However, we believe overall industry demand will continue to be influenced by companies that recognize the need to modernize their spaces to compete in the interconnected world. We believe Steelcase will continue to benefit from such demand as our insights into work, workers and workplaces – and the solutions we have developed to address those insights – continue to resonate with our key customers."

Business Segment Results
(in millions)

As of the end of the first quarter of fiscal year 2012, we realigned our reportable segments for financial reporting purposes primarily as a result of the previously announced organizational changes to strengthen our position as a globally integrated enterprise. The accompanying segment data for the prior period has been reclassified to reflect these realignments.

	(Unaudited)
	Three Months Ended
	August 26, 2011	August 27, 2010	% Change

Revenue
Americas (1)	$ 485.7	$ 369.6	31.4%
EMEA (2)	133.8	121.8	9.9%
Other (3)	81.0	108.4	(25.3%)
Consolidated revenue	$ 700.5	$ 599.8	16.8%

Operating income (loss)
Americas	$ 42.8	$ 17.3
EMEA	(13.8)	(11.3)
Other	0.9	7.1
Corporate (4)	(4.5)	(6.6)
Consolidated operating income (loss)	$ 25.4	$ 6.5

Operating income percent	3.6%	1.1%

Business Segment Footnotes

  The Americas segment serves customers in the U.S., Canada and Latin America with a portfolio of integrated architecture, furniture and technology products marketed to corporate, government, healthcare, education and retail customers through the Steelcase, Coalesse, Turnstone, Details and Nurture by Steelcase brands.
  The EMEA segment serves customers in Europe, the Middle East and Africa primarily under the Steelcase brand, with an emphasis on freestanding furniture systems, storage and seating solutions.
  The Other category includes Asia Pacific, PolyVision and Designtex. (IDEO was consolidated through the third quarter of fiscal year 2011.)
  Corporate expenses include unallocated portions of executive and shared services functions such as information technology, human resources, finance, legal, research and development and corporate facilities.

YEAR OVER YEAR ORGANIC REVENUE GROWTH (DECLINE) BY SEGMENT
Q2 2012 vs. Q2 2011
	Steelcase Inc.	Americas	EMEA	Other category

Q2 2011 revenue, reported	$ 600	$ 370	$ 122	$ 108
IDEO ownership transition	(35)	--	--	(35)
Currency translation effects*	19	2	15	2
Adjusted Q2 2011 revenue	584	372	137	75

Q2 2012 revenue, reported	701	486	134	81
Dealer acquisition	(18)	(18)	--	--
Adjusted Q2 2012 revenue	683	468	134	81
Organic growth (decline) $	$ 99	$ 96	$ (3)	$ 6
Organic growth (decline) %	17%	26%	(2%)	8%

* Currency translation effects represent the estimated net effect of translating Q2 2011 foreign currency revenues using the average exchange rates during Q2 2012.

YEAR OVER YEAR ORGANIC REVENUE GROWTH
Q2 YTD 2012 vs. Q2 YTD 2011
	Steelcase Inc.

Fiscal 2011 revenue, reported	$ 1,142
IDEO ownership transition	(70)
Currency translation effects*	29
Adjusted Fiscal 2011 revenue	1,101

Fiscal 2012 revenue, reported	1,340
Dealer acquisition	(23)
Adjusted Fiscal 2012 revenue	1,317
Organic growth $	$ 216
Organic growth %	20%
* Currency translation effects represent the estimated net effect of translating Q2 2011 and Q1 2011 foreign currency revenues using the average exchange rate during Q2 2012 and Q1 2012, respectively.

PROJECTED ORGANIC REVENUE GROWTH
Q3 2012 vs. Q3 2011
	Steelcase Inc.

Q3 2011 revenue, reported	$ 673
Divestitures	(37)
Currency translation effects*	12
Adjusted Q3 2011 revenue	648

Q3 2012 revenue, projected	690 - 715
Dealer acquisition	(19)
Adjusted Q3 2012 projected revenue	671 - 696
Organic growth $	$ 23 - 48
Organic growth %	4% - 7%

* Currency translation effects represent the estimated net effect of translating Q3 2012 foreign currency revenues using the exchange rate at the end of Q2 2012.

STEELCASE INC.
ADJUSTED EARNINGS PER SHARE	Q2 2012

Earnings per share, reported	$ 0.09
Restructuring costs, net of tax, per share	0.06
Adjusted earnings per share	$ 0.15

Steelcase Inc.
	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 26, 2011		August 27, 2010		August 26, 2011		August 27, 2010

Revenue	$ 700.5	100.0%	$ 599.8	100.0%	$ 1,339.9	100.0%	$ 1,141.6	100.0%
Cost of sales	487.9	69.7	417.5	69.6	934.2	69.7	796.3	69.7
Restructuring costs	11.4	1.6	11.7	2.0	21.4	1.6	13.2	1.2
Gross profit	201.2	28.7	170.6	28.4	384.3	28.7	332.1	29.1
Operating expenses	174.9	25.0	162.8	27.1	343.1	25.6	324.7	28.5
Restructuring costs	0.9	0.1	1.3	0.2	0.8	0.1	2.3	0.2
Operating income (loss)	$ 25.4	3.6%	$ 6.5	1.1%	$ 40.4	3.0%	$ 5.1	0.4%
Add: restructuring costs	12.3	1.8	13.0	2.2	22.2	1.7	15.5	1.4
Adjusted operating income (loss)	$ 37.7	5.4%	$ 19.5	3.3%	$ 62.6	4.7%	$ 20.6	1.8%

Americas
	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 26, 2011		August 27, 2010		August 26, 2011		August 27, 2010

Revenue	$ 485.7	100.0%	$ 369.6	100.0%	$ 894.2	100.0%	$ 701.8	100.0%
Cost of sales	337.1	69.4	262.7	71.1	624.6	69.9	499.7	71.2
Restructuring costs	5.2	1.1	1.9	0.5	12.5	1.4	3.3	0.5
Gross profit	$ 143.4	29.5	105.0	28.4	257.1	28.7	198.8	28.3
Operating expenses	100.6	20.7	87.0	23.5	193.2	21.6	169.5	24.2
Restructuring costs	0.0	0.0	0.7	0.2	0.0	0.0	0.7	0.1
Operating income (loss)	$ 42.8	8.8%	$ 17.3	4.7%	$ 63.9	7.1%	$ 28.6	4.0%
Add: restructuring costs	5.2	1.1	2.6	0.7	12.5	1.4	4.0	0.6
Adjusted operating income (loss)	$ 48.0	9.9%	$ 19.9	5.4%	$ 76.4	8.5%	$ 32.6	4.6%

EMEA
	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 26, 2011		August 27, 2010		August 26, 2011		August 27, 2010

Revenue	$ 133.8	100.0%	$ 121.8	100.0%	$ 287.7	100.0%	$ 232.5	100.0%
Cost of sales	97.4	72.8	88.6	72.7	206.2	71.7	169.7	73.0
Restructuring costs	5.1	3.8	9.7	8.0	7.8	2.7	9.7	4.2
Gross profit	31.3	23.4	23.5	19.3	73.7	25.6	53.1	22.8
Operating expenses	44.3	33.1	34.9	28.7	86.8	30.1	72.0	31.0
Restructuring costs	0.8	0.6	(0.1)	(0.1)	0.8	0.3	0.1	0.0
Operating income (loss)	$ (13.8)	(10.3%)	$ (11.3)	(9.3%)	$ (13.9)	(4.8%)	$ (19.0)	(8.2%)
Add: restructuring costs	5.9	4.4	9.6	7.9	8.6	3.0	9.8	4.2
Adjusted operating income (loss)	$ (7.9)	(5.9%)	$ (1.7)	(1.4%)	$ (5.3)	(1.8%)	$ (9.2)	(4.0%)

Other
	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 26, 2011		August 27, 2010		August 26, 2011		August 27, 2010

Revenue	$ 81.0	100.0%	$ 108.4	100.0%	$ 158.0	100.0%	$ 207.3	100.0%
Cost of sales	53.4	65.9	66.2	61.1	103.4	65.4	126.9	61.2
Restructuring costs	1.1	1.4	0.1	0.1	1.1	0.7	0.2	0.1
Gross profit	26.5	32.7	42.1	38.8	53.5	33.9	80.2	38.7
Operating expenses	25.5	31.5	34.3	31.6	50.0	31.7	70.4	34.0
Restructuring costs	0.1	0.1	0.7	0.7	(0.0)	(0.0)	1.5	0.7
Operating income (loss)	$ 0.9	1.1%	$ 7.1	6.5%	$ 3.5	2.2%	$ 8.3	4.0%
Add: restructuring costs	1.2	1.5	0.8	0.8	1.1	0.7	1.7	0.8
Adjusted operating income (loss)	$ 2.1	2.6%	$ 7.9	7.3%	$ 4.6	2.9%	$ 10.0	4.8%

Corporate	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 26, 2011		August 27, 2010		August 26, 2011		August 27, 2010

Operating expenses	$ 4.5		$ 6.6		$ 13.1		$ 12.8
Add: restructuring costs	--		--		--		--
Adjusted operating income (loss)	$ (4.5)		$ (6.6)		$ (13.1)		$ (12.8)

Webcast

Steelcase will discuss second quarter fiscal year 2012 results and business outlook on a conference call and webcast at 10:00 a.m. EDT tomorrow. Links to the webcast are available at ir.steelcase.com. Related presentation slides will be available on the company's website shortly after the press release is issued.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the company's earnings release are: (1) organic revenue growth (decline), which represents the change in revenue over the prior year excluding currency translation effects and the impacts of the IDEO ownership transition and other acquisitions and divestitures; (2) adjusted operating income (loss), which represents operating income (loss), excluding restructuring costs; and (3) adjusted earnings per share, which represents earnings per share, excluding restructuring costs, net of tax. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

Forward-looking Statements

From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; changes in raw materials and commodity costs; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

About Steelcase Inc.

Steelcase Inc. helps create great experiences - wherever work happens. Our brands offer a comprehensive portfolio of workplace furnishings, products and services, inspired by nearly 100 years of insight gained serving the world's leading organizations. We are globally accessible through a network of channels, including over 650 dealers. We design for social, economic and environmental sustainability. Steelcase is a global, publicly traded company leading our industry with fiscal 2011 revenue of $2.4 billion.

The Steelcase Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7606

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	August 26,	August 27,	August 26,	August 27,
	2011	2010	2011	2010

Revenue	$ 700.5	$ 599.8	$ 1,339.9	$ 1,141.6
Cost of sales	487.9	417.5	934.2	796.3
Restructuring costs	11.4	11.7	21.4	13.2
Gross profit	201.2	170.6	384.3	332.1
Operating expenses	174.9	162.8	343.1	324.7
Restructuring costs	0.9	1.3	0.8	2.3
Operating income (loss)	25.4	6.5	40.4	5.1
Interest expense	(7.6)	(4.6)	(16.0)	(9.1)
Investment income (loss)	(2.6)	2.1	0.3	6.8
Other income (expense), net	--	2.1	2.0	3.7
Income (loss) before income taxes	15.2	6.1	26.7	6.5
Income tax expense (benefit)	3.3	3.3	7.3	14.8
Net income (loss)	11.9	$ 2.8	19.4	$ (8.3)

Basic and diluted per share data:
Basic earnings per share	$ 0.09	$ 0.02	$ 0.15	$ (0.06)
Diluted earnings per share	$ 0.09	$ 0.02	$ 0.14	$ (0.06)
Dividends declared and paid per common share	$ 0.06	$ 0.04	$ 0.12	$ 0.08
Weighted average shares outstanding - basic	130.9	133.0	131.4	132.9
Weighted average shares outstanding - diluted	131.3	133.0	131.8	132.9

STEELCASE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	(Unaudited)
	August 26,	February 25,
ASSETS	2011	2011
Current assets:
Cash and cash equivalents	$ 104.4	$ 142.2
Short-term investments	51.5	350.8
Accounts receivable, net	322.9	271.0
Inventories	137.5	127.1
Deferred income taxes	59.8	58.0
Other current assets	66.8	63.2
Total current assets	742.9	1,012.3

Property and equipment, net	345.9	345.8
Company-owned life insurance	222.2	223.1
Deferred income taxes	136.8	132.2
Goodwill and other intangible assets, net	198.9	196.5
Other assets	100.7	86.6
Total assets	$ 1,747.4	$ 1,996.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 221.6	$ 195.0
Short-term borrowings and current portion of long-term debt	2.6	255.5
Accrued expenses:
Employee compensation	120.3	136.3
Employee benefit plan obligations	19.6	15.5
Other	140.9	134.5
Total current liabilities	505.0	736.8

Long-term liabilities:
Long-term debt less current maturities	290.1	291.3
Employee benefit plan obligations	166.4	170.0
Other long-term liabilities	78.8	80.0
Total long-term liabilities	535.3	541.3
Total liabilities	1,040.3	1,278.1

Shareholders' equity:
Common stock	25.6	48.5
Additional paid-in capital	28.2	20.2
Accumulated other comprehensive loss	0.8	0.6
Retained earnings	652.5	649.1
Total shareholders' equity	707.1	718.4

Total liabilities and shareholders' equity	$ 1,747.4	$ 1,996.5

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(in millions)

	Six Months Ended
	August 26,	August 27
	2011	2010

OPERATING ACTIVITIES
Net income (loss)	$ 19.4	$ (8.3)
Depreciation and amortization	27.6	32.2
Changes in cash surrender value of company-owned life insurance	0.9	(7.6)
Changes in deferred income taxes	(2.9)	18.3
Changes in accounts receivable, net, inventories and accounts payable	(22.4)	(41.8)
Changes in employee compensation liabilities	(19.7)	(5.5)
Changes in other operating assets and liabilities	(14.9)	10.5
Other, net	8.9	12.7

Net cash (used in) provided by operating activities	(3.1)	10.5

INVESTING ACTIVITIES
Capital expenditures	(29.0)	(16.6)
Purchases of investments	(158.2)	(2.6)
Liquidations of investments	456.4	3.9
Acquisition, net of divestiture	(16.4)	--
Other, net	5.9	(9.7)

Net cash provided by (used in) investing activities	258.7	(25.0)

FINANCING ACTIVITIES
Repayments of short-term debt	(253.2)	(0.9)
Dividends paid	(16.0)	(10.8)
Common stock repurchases	(23.1)	--
Other, net	(1.2)	(0.2)

Net cash used in financing activities	(293.5)	(11.9)

Effect of exchange rate changes on cash and cash equivalents	0.1	(0.5)

Net decrease in cash and cash equivalents	(37.8)	(26.9)
Cash and cash equivalents, beginning of period	142.2	111.1
Cash and cash equivalents, end of period	$ 104.4	$ 84.2
CONTACT: Investor Contact:
         Raj Mehan
         Investor Relations
         (616) 698-4734

         Media Contact:
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         Public Relations
         (616) 247-2747